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                                                                 EXHIBIT 10.54


                                 FIRST AMENDMENT TO
                           DATA PROCESSING SERVICE AGREEMENT

This First Amendment to Data Processing Service Agreement (the "Amendment") is made as of September 30, 1990 by and between Central Life Assurance Company, an Iowa corporation, having its corporate offices at 611 Fifth Avenue, Des Moines, Iowa 50309 ("Central") and Midland Savings Bank FSB, f/k/a Midland Financial Savings and Loan Association, having its corporate offices at 606 Walnut, Des Moines, Iowa 50309 ("Midland")

The parties hereto agree as follows:

1. BACKGROUND. Central and Midland entered into a Data Processing Service Agreement dated as of November 1, 1989 (the "Agreement"). Midland desires to modify the Agreement in order to provide further backup and record protection provisions and to provide for allocation of liability for source documents while in transit to and from Central. Central is willing to so modify the Agreement.

2. AMENDMENTS TO AGREEMENT. Section 1.04 of the Agreement is hereby amended to add the following sentences:

    "Central will backup all programs and data daily. The backup tapes are transported to a secure offsite backup facility. The recovery plan is tested quarterly by transporting the tapes to the "hot site" facility, currently located in Chicago. All pertinent information regarding the test is documented and available for inspection by Midland or its designate. Such information includes, but is not limited to, location of the test, date of the test, files and programs tested, and any problems encountered during the test."

Section 4.03 of the Agreement is amended to add the following sentence:

    "To the extent that Central provides courier services for source documents, Central agrees that it shall be liable for any loss or damage to source documents while in transit to and from Central's data processing center and Midland's office.

3. CONTINUATION OF ALL OTHER TERMS AND CONDITIONS. All other terms and conditions contained in the Agreement and not specifically referred to and modified herein shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

CENTRAL LIFE ASSURANCE CO.                       MIDLAND SAVINGS BANK
                                                 FSB



By /s/ George T. Eldridge Jr.                    By /s/ Randall C. Bray
   -----------------------------                    --------------------------
   George T. Eldridge, Jr.,                         Randall C. Bray, Executive
   Senior Vice President                            Vice President